Exhibit 99.(d)(xiv)

Pacific Life Insurance Company [700 Newport Center Drive] Newport Beach, CA 92660] [(800) 722-4448] [www.PacificLife.com]

POINT TO POINT WITH A TIERED

PARTICIPATION RATE, CAP RATE AND BUFFER

STRATEGY RIDER

Pacific Life Insurance Company, a stock life insurance company, (hereinafter referred to as “we”) has issued this Rider as a part of the annuity Contract to which it is attached. All provisions of the Contract that do not conflict with this Rider apply to this Rider. In the event of any conflict between the provisions of this Rider and the provisions of the Contract, the provisions of this Rider shall prevail over the provisions of the Contract. All other terms and conditions of your Contract not specifically modified below remain unchanged. If the Contract is terminated, this Rider will automatically terminate.

This Rider provides you with a Crediting Strategy and Protection Level(s) for the Contract to which it is added. Index Terms may vary.

RIDER SPECIFICATIONS

Rider Effective Date: [5-1-26]

Available Index(es):	[S&P 500®]
[MSCI EAFE]
[First Trust Growth Strength Net Fee Index]
[Invesco QQQ ETF]
[iShares® Russell 2000 ETF]

Available Index Term(s):	[6 Year Index Term (only available at beginning of an MVA Term)]

Minimum Tier 1 Participation Rate:	[100%]

Minimum Tier 2 Participation Rate:	[100%]

Maximum Tier Level:	[50%]

Minimum Cap Rate(s):	[12%]

Available Buffer Rate(s):	[10.00%]

DEFINITION OF TERMS

Unless redefined below, the terms defined or described in the Contract, including any endorsements or other riders attached to the Contract, will be capitalized, and will have the same meaning when used in this Rider.

For purposes of this Rider, the following definitions apply:

Adjusted Index Return – The percentage rate at which we credit interest to the Index-Linked Option Value at the end of the Term. The Adjusted Index Return represents the percentage change in the Index Return during the term after any applicable adjustment for the Crediting Strategy or Protection Level. The Adjusted Index Return can be positive, negative, or equal to zero. The Adjusted Index Return is multiplied by the Investment Base to determine the dollar amount of the Index-Linked Option Credit.

ICC26 20-1912	[1]

Buffer (“Buffer Rate(s)") – A type of Protection Level which protects you against a negative Index Return up to the stated Buffer percentage on the Index Term End Date. You will be credited with negative Index-Linked Option Credit in the amount of any negative performance in excess of the Buffer Rate on the Index Term End Date. The Buffer Rate for an Index-Linked Option is guaranteed not to change for the life of the Contract so long as we continue to offer the Index-Linked Option.

Cap Rate(s) (“Cap”) – The maximum positive interest percentage rate that can be credited to any Index-Linked Option at the end of the Index Term using the calculation set forth in this Rider. If Purchase Payments were allocated to an Index-Linked Option under this Rider, the Cap Rates are shown in the Contract Specifications.

On each subsequent Contract Anniversary corresponding to the end of an Index Term, we will declare renewal Cap Rates for the subsequent Index Term. Renewal rates will be no less than the guaranteed Minimum Cap Rate shown in this Rider. The declared renewal Cap Rates are guaranteed until the end of any Index Term started on the applicable Contract Anniversary. The Minimum Cap Rate for any Index-Linked Option under this Rider will be the Minimum Cap Rate percentage indicated in the Rider Specifications.

Initial Cap Rates may vary depending on if you have selected a guaranteed minimum withdrawal benefit rider. At the end of each Index Term, renewal Cap Rates may vary based upon Index-Linked Option, Contract Date, whether a new Market Value Adjustment Term was elected, and if you have a guaranteed minimum withdrawal benefit rider.

Index-Linked Option Budget – The rate is equal to the fair value of hypothetical derivatives that support the Index-Linked Options on the Index Term Start Date.

Index-Linked Option Value – On the Index Term Start Date, the Index-Linked Option Value is the Investment Base. On any day other than the Index Term Start Date and the Index Term End Date, the Index-Linked Option Value is the Interim Value. On the Index Term End Date, the Index-Linked Option Value is the Investment Base, adjusted for the Index-Linked Option Credit, Withdrawals, Transfers and Rider fees, if any. Each Subsequent Purchase Payment allocated to an Index-Linked Option will have a separate Index-Linked Option Value from allocations of other Purchase Payments.

Index Price – Prices for the Indexes are determined as of the close of the New York Stock Exchange (NYSE) each day that the NYSE is open. On any day that the NYSE is closed, the Index Price from the last NYSE close day will apply.

Index Return – Represents the unadjusted Index performance. The Index Return is the percentage change in the Index Price during the Index Term, before any applicable adjustment for the Crediting Strategy or Protection Level is applied. The Index Return can be positive, negative, or equal to zero.

Index Term End Date – The last day of the Index Term.

Index Term Start Date – The first day of the Index Term.

Investment Base – The amount used to calculate the Index-Linked Option Credit on the Index Term End Date. On the Index Term Start Date the Investment Base is equal to the amount allocated to the Index-Linked Option after any applicable Withdrawals or Transfers. The Investment Base will be reduced for any Withdrawal on a day other than the Index Term Start Date and Index Term End Date in the same proportion as the Withdrawal reduces the Interim Value.

Point to Point – The Index Return for a Point to Point Index-Linked Option is determined by comparing the Index Price on the Index Term Start Date to the Index Price on the Index Term End Date.

Tier Level – The level of Index Return that determines the applicability of the Tier 1 and Tier 2 Participation Rates for an Index Term. If Purchase Payments were allocated to an Index-Linked Option under this Rider for the initial Index Term, the initial Tier Level is shown in the Contract Specifications. On all subsequent Contract Anniversaries corresponding to the end of an Index Term, we will declare renewal Tier Level for subsequent Index Terms. Renewal rates will be no more than the guaranteed Maximum Tier Level shown in this Rider. The declared renewal Tier Level is guaranteed until the end of any Index Term started on the applicable Contract Anniversary.

ICC26 20-1912	[2]

The initial Tier Level may vary depending on if you have selected a guaranteed minimum withdrawal benefit rider. At the end of each Index Term, renewal Tier Levels may vary based upon Index-Linked Option, Contract Date, whether a new Market Value Adjustment Term was elected, and if you have a guaranteed minimum withdrawal benefit rider.

Tier Participation Rates – For the Index Term, a set percentage that determines how much of the positive Index Return, will be used to determine any positive interest credited. Tier Participation Rates include a Tier 1 Participation Rate and a Tier 2 Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier 1 Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier 2 Participation Rate. The Index-Linked Option Credit is determined using the sum of these values subject to the Cap Rate.

If Purchase Payments were allocated to an Index-Linked Option under this Rider for the initial Index Term, the initial Tier Participation Rates are shown in the Contract Specifications. On all subsequent Contract Anniversaries corresponding to the end of an Index Term, we will declare renewal Tier Participation Rates for subsequent Index Terms. Renewal rates will be no less than the guaranteed Minimum Tier Participation Rates shown in this Rider. The declared renewal Tier Participation Rates are guaranteed until the end of any Index Term.

The initial Tier Participation Rates may vary depending on if you have selected a guaranteed minimum withdrawal benefit rider. At the end of each Index Term, renewal Tier Participation Rates for each Index-Linked Option may vary based upon the Contract Date, whether a new Market Value Adjustment Term was elected, and if you have a guaranteed minimum withdrawal benefit rider.

INTERIM VALUE FORMULA

Calculation of Interim Value on any Business Day:

We calculate the Interim Value of an Index-Linked Option on each Business Day by determining the value of a specific set of hypothetical derivatives using an option pricing formula. Our Interim Value calculation is on file with the insurance supervisory official in the jurisdiction in which this Contract is issued for delivery.

We use the following formula to determine the Interim Value for an Index-Linked Option:

Interim Value = A*(1+B-(C*D)), where:

A = Investment Base

B = Market Value of Derivatives Supporting the Index-Linked Option on the Business Day

C = Index-Linked Option Budget

D = Time remaining in the Index Term (This is the number of days remaining in Index Term divided by total days in the Index Term (including leap day(s) when applicable)).

The Market Value of Derivatives supporting the Index-Linked Option = ATM Call*(Tier 1 Participation Rate) + 1st OTM Call*(Tier 2 Participation Rate – Tier 1 Participation Rate) – 2nd OTM Call*(Tier 2 Participation Rate) - OTM Put, where:

•	At-the-Money Call (ATM Call) – Option to buy a position in the Index at the end of the Index Term with the strike price equal to the Index Price at the start of the Index Term.
•	1st Out-of-the- Money Call (OTM Call) – Option to buy a position in the Index at the end of the Index Term with the strike price set to the Index Price at the start of the Index Term multiplied by (1 + Tier Level)

•	2nd Out-of-the-Money Call (OTM Call) – Option to buy a position in the Index at the end of the Index Term with the strike price set to the Index Price at the start of the Index Term multiplied by (1 + (Cap Rate – Tier 1 Participation Rate * Tier Level)/Tier 2 Participation Rate + Tier Level)

•	Out-of-the-Money Put (OTM Put) – Option to sell a position in the Index at the end of the Index Term with the strike price set to the Index Price at the start of the Index Term multiplied by (1 – Buffer)

The standard Black-Scholes methodology using observable market parameters from independent external sources will be utilized to value the options. This method intends to produce an estimated fair value, consistent with observable market prices, for the investment in the Index-Linked Option on that Business Day. The Index-Linked Option Budget will also be calculated using the same methodology.

ICC26 20-1912	[3]

Impact of Partial Withdrawals on Interim Value:

When you make a partial Withdrawal from an Index-Linked Option, we will reduce the Interim Value of the Index-Linked Option by the dollar amount withdrawn from that Index-Linked Option, including any Withdrawal Charge.

INDEX-LINKED OPTION CREDIT FORMULA

Calculating Index-Linked Option Credit for the Point to Point with a Tiered Participation Rate, Cap Rate and Buffer Strategy Rider:

Step One – Determine Index Return

Index Return = (Index Price for the Index Term End Date – Index Price for the Index Term Start Date) ÷ Index Price for the Index Term Start Date

Step Two – Adjust Index Return

If the Index Return is greater than or equal to zero, the Adjusted Index Return = Lesser of
((Tier 1 Participation Rate x (the lesser of the Index Return or the Tier Level)) +

((Tier 2 Participation Rate x (the greater of (the Index Return – the Tier Level) or zero)) or Cap Rate)

If the Index Return is less than zero, the Adjusted Index Return = Lesser of (Index Return + Buffer Rate) or zero

Step Three – Determine Index-Linked Option Credit

Index-Linked Option Credit = (Investment Base x Adjusted Index Return)

INDEX DISCLOSURES

[S&P 500® INDEX]

[The "S&P 500®" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Pacific Life Insurance Company (“Pacific Life” or “Licensee”). S&P®, S&P 500®, SPX®, SPY®,US 500TM, The 500TM, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones ® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). It is not possible to invest directly in an index. This product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of this product or any member of the public regarding the advisability of investing in securities generally or in this product particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Pacific Life Insurance Company with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Pacific Life Insurance Company or this product. S&P Dow Jones Indices has no obligation to take the needs of Pacific Life Insurance Company or the owners of this product into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of this product. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, “promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PACIFIC LIFE INSURANCE COMPANY, OWNERS OF THIS PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500®

ICC26 20-1912	[4]

OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PACIFIC LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[MSCI EAFE® INDEX]

[THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PACIFIC LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[First Trust Growth Strength Net Fee Index]

[The First Trust Growth Strength Net Fee Index (“FTIS Index”) is a product of FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST GROWTH STRENGTH NET FEE INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Nasdaq and Pacific Life Insurance Company (“PacLife”) in connection with the FTIS Index and the product.

ICC26 20-1912	[5]

The Growth Strength IndexTM (“Nasdaq Index”) is a product of Nasdaq, Inc. (which with its affiliates is referred to as “Nasdaq”). NASDAQ® and THE GROWTH STRENGTH INDEXTM are trademarks of Nasdaq. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and PacLife in connection with the FTIS Index and the product.

FTIS has contracted with Nasdaq to calculate and maintain the FTIS Index. Nasdaq does not guarantee the timeliness, accurateness, or completeness of the FTIS Index or any data or information relating thereto and shall have no liability in connection with the FTIS Index or any data or information relating thereto.

The product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, Nasdaq, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index or Nasdaq Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index or Nasdaq Index particularly, or the ability of the FTIS Index or Nasdaq Index to track general stock market performance. The Companies’ only relationship to PacLife is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index and Nasdaq Index, which are determined, composed and calculated without regard to PacLife or the product. The Companies have no obligation to take the needs of PacLife, or the owners of the product, or the sponsors or owners of products based on the FTIS Index or Nasdaq Index into consideration when determining, composing, or calculating the FTIS Index or Nasdaq Index. The Companies are not responsible for and have not participated in the determination or calculation of the product. There are no assurances from the Companies that products based on the FTIS Index or Nasdaq Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX OR NASDAQ INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX OR NASDAQ INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX OR NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN PACLIFE AND THE COMPANIES.]

[Invesco QQQ ETF]

[Invesco Capital Management LLC (“ICM”) serves as sponsor of Invesco QQQ TrustSM, Series 1 (“Invesco QQQ ETF”) and Invesco Distributors, Inc. (“IDI”), an affiliate of ICM serves as distributor for Invesco QQQ ETF. The mark “Invesco” is the property of Invesco Holding Company Limited and is used under license. That trademark and the ability to offer a product based on the Invesco QQQ ETF have been licensed for certain purposes by Pacific Life Insurance Company, and Pacific Life & Annuity Company (collectively, “Pacific Life”). Products offered by Pacific Life are not sponsored, endorsed, sold or promoted by ICM or Invesco Holding Company Limited, and purchasers of such products do not acquire any interest in the Invesco QQQ ETF nor enter into any relationship with ICM or its affiliates. ICM makes no representations or warranties, express or implied, to the owners of any products offered by Pacific Life. ICM has no obligation or liability for any errors, omissions, interruptions or use of the Invesco QQQ ETF or any data related thereto, or with the operation, marketing trading or sale of any products or services offered by Pacific Life.

ICC26 20-1912	[6]

The Product is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations' only relationship to Pacific Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the Nasdaq-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[iShares® Russell 2000 ETF]

[The iShares Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Pacific Life Insurance Company for certain purposes. Pacific Life Insurance Company’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Pacific Life Insurance Company or any member of the public regarding the advisability of purchasing any product or service offered by Pacific Life Insurance Company. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any Pacific Life Insurance Company product or service offered by Pacific Life Insurance Company.]

PACIFIC LIFE INSURANCE COMPANY

[
	President and Chief Executive Officer	Secretary	]

ICC26 20-1912	[7]